Exhibit 23.6

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated June 20, 2013, relating to the financial statements of ER & PWD Joint Venture LLC.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

February 13, 2014